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                                 EXHIBIT 23.1
                                 ------------

     Consent of Deloitte & Touche LLP, independent public auditors.


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Bush Industries, Inc.

We consent to the incorporation by reference in Registration Statement No.'s 33-77820, 33-77814, 33-69846, 33-69848, 33-66540, 33-66542, 33-63723, 333-02617,
333-38017 and 333-50831 of Bush Industries, Inc. on Form S-8 and 333-14819 and 333-09291 of Bush Industries, Inc. on Form S-3 of our report dated February 12, 1999, appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended January 2, 1999.

Deloitte & Touche LLP
Buffalo, New York

March 18, 1999